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                                 THE GALAXY FUND         EXHIBIT 99.17(n)(xxxii)
                                   ("GALAXY")

                          GALAXY ASSET ALLOCATION FUND
                          GALAXY GROWTH AND INCOME FUND
                            GALAXY EQUITY GROWTH FUND
                        GALAXY INTERNATIONAL EQUITY FUND
                           GALAXY SMALL CAP VALUE FUND
                          GALAXY QUALITY PLUS BOND FUND
                                  (THE "FUNDS")

                        PRIME A SHARES AND PRIME B SHARES

                        SUPPLEMENT DATED AUGUST 14, 2002
                    TO THE PROSPECTUS DATED FEBRUARY 28, 2002

THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

                                    * * * * *

HOW TO INVEST IN THE FUNDS

1. The information in the sidenote entitled "Minimum investment amounts" on page 47 of the Prospectus is revised to read as follows:

         MINIMUM INVESTMENT AMOUNTS
         The minimum initial investment to open a Fund account is:

         -        $1,000 for regular accounts

         - $25 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts

         - $25 for college savings accounts, including Education IRA accounts.

         There is no minimum initial investment if you participate in the Automatic Investment Program. You generally can make additional investments for as little as $50. See GALAXY INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

         Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.

                                HOW TO BUY SHARES

2. The section entitled "Buying, selling and exchanging shares -- How to buy shares" on page 48 of the Prospectus is deleted and replaced with the following:

         HOW TO BUY SHARES

         You can buy shares through your financial adviser or directly from Galaxy's distributor by calling 1-800-345-6611. A financial adviser who places orders on your behalf may charge you a separate fee for their services.

         If you want to buy shares and you are a customer of a financial adviser such as a broker-dealer, bank or savings and loan association, including a financial adviser affiliated with the Adviser, you should place your order through your financial adviser. Your financial adviser is responsible for sending your
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         order to Galaxy's distributor and wiring the money to Galaxy's custodian. The financial adviser holds the shares in your name and receives all confirmations of purchases and sales. For details, please contact your financial adviser.

         You can also buy shares directly from Galaxy's distributor in any of the following ways:

         BUYING BY MAIL

         Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

         The Galaxy Fund
         c/o Liberty Funds Services, Inc.
         P.O. Box 8081
         Boston, MA 02266-8081

         To make additional investments, send your check to the address above along with one of the following:

         - The detachable form that's included with your Galaxy statement or your confirmation of a prior transaction

         - A letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number.

         If your check is returned because of insufficient funds, Galaxy will cancel your order.

         BUYING BY WIRE

         You may make an initial or additional investment by wiring money from your bank account to your Fund account. To wire funds to your Fund account, call 1-800-422-3737 to obtain a control number and wiring instructions.

         Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, c/o Liberty Funds Services, Inc., P.O. Box 8081, Boston, MA 02266-8081. Your order will not be effected until the completed account application is received by Galaxy. Call Galaxy's distributor at 1-800-345-6611 for an account application.

         Your bank or other financial institution may charge you a fee for sending funds by wire.

         BUYING BY ELECTRONIC FUNDS TRANSFER

         You can buy shares by electronically transferring money from your bank account to your Fund account by calling 1-800-422-3737. An electronic funds transfer may take up to two business days to settle. To be eligible to use this privilege, you must complete the appropriate section on the account application.

3. The information in the sidenote entitled "Discount plans" on page 48 of the Prospectus is revised to read as follows:

         DISCOUNT PLANS

         You must tell your financial adviser or Galaxy's distributor when you buy your shares that you want to take advantage of any of these discount plans. See the SAI for additional requirements that may apply. To contact Galaxy's distributor, call 1-800-345-6611.

                               HOW TO SELL SHARES

4. The section entitled "Buying, selling and exchanging shares -- How to sell shares" on page 49 of the Prospectus is revised to read as follows:

         HOW TO SELL SHARES

         You can sell your shares in several ways: through your financial adviser or directly through Galaxy's distributor by mail, by telephone, or by wire.

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         If you want to sell your shares and you are a customer of a financial adviser, you must contact your financial adviser for information on how to sell your shares. Your financial adviser is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy charges a fee of $7.50 for wiring sale proceeds to your financial adviser. For details, please contact your financial adviser.

         You can also sell your shares directly through Galaxy's distributor in any of the following ways:

         SELLING BY MAIL

         Send your request in writing to:

         The Galaxy Fund
         c/o Liberty Funds Services, Inc.
         P.O. Box 8081
         Boston, MA 02266-8081

         You must include the following:

         -        The name of the Fund

         -        The number of shares or the dollar amount you want to sell

         -        Your account number

         -        Your Social Security number or tax identification number

         - The signatures of each registered owner of the account (the signatures must match the names on the account registration).

         Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians. When selling your shares by mail, you must have your signature guaranteed. Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

         SELLING BY PHONE

         You can sell shares and request that a check be sent to your address of record by calling Galaxy's distributor at 1-800-422-3737, unless you have notified Galaxy of an address change within the previous 30 days. The dollar limit on telephone sales is $100,000 in a 30 day period. Certain restrictions apply to retirement plan accounts. For details, call 1-800-345-6611. If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.

         SELLING BY WIRE

         Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any bank or other financial institution in the U.S. that is able to receive wire transfers. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee).

         The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

                             HOW TO EXCHANGE SHARES

5. The last paragraph under the heading "Buying, selling and exchanging shares -- How to buy shares" on page 48 of the Prospectus is revised to read as follows:

         To exchange shares:

         -        ask your financial adviser

         -        call Galaxy's distributor at 1-800-422-3737

         -        send your request in writing to:

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        The Galaxy Fund
        c/o Liberty Funds Services, Inc.
        P.O. Box 8081
        Boston, MA 02266-8081

         Galaxy doesn't charge any fee for making exchanges but your financial adviser might do so. You are generally limited to one exchange per month. Galaxy may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.

                            GALAXY INVESTOR PROGRAMS

6. The section entitled "Buying, selling and exchanging shares -- Other shareholder services" on page 49 of the Prospectus is deleted and replaced with the following:

         GALAXY INVESTOR PROGRAMS

-        RETIREMENT PLANS

         Shares of the Funds are available for purchase in connection with any of the following retirement plans:

         - Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs.

         -        Simplified Employee Pension Plans (SEPs).

         -        Keogh money purchase and profit sharing plans.

         - Salary reduction retirement plans set up by employers for their employees, which are qualified under section 401(k) and 403(b) of the Internal Revenue Code.

         - SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code.

         For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy's distributor at 1-800-799-7526.

-        OTHER PROGRAMS

         It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy the amount and how frequently you want to buy or sell shares and Galaxy does the rest. For further information on any of these programs, call your financial adviser or Galaxy's distributor at 1-800-799-7526.

         AUTOMATIC INVESTMENT PROGRAM

         You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50.

         AUTOMATED DOLLAR COST AVERAGING

         You can purchase shares for your Fund account by exchanging $100 or more each month from another Galaxy Fund or from any other fund that's underwritten by Liberty Funds Distributor, Inc. You must have a current balance of at least $5,000 in the fund the money is coming from. The designated amount will be exchanged on the third Tuesday of each month. Exchanges will continue so long as your fund balance is sufficient to complete the transfers. You may change the amount of the exchange by calling 1-800-345-6611. You must complete the appropriate section on the account application to be eligible to use this privilege.

         DIVIDEND DIVERSIFICATION

         You may automatically invest dividends distributed by another fund that's underwritten by Liberty Funds Distributor, Inc. in shares of the Funds. To invest your dividends in another fund, call 1-800-345-6611.

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